UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

THERAPEUTICSMD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL 33487

(Address of principal executive offices and Zip Code)

(561) 961-1911

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Section 9 – Financial Statements and Exhibits

Item 9.01	(d) Exhibits	7

Section 5 – Corporate Governance and Management

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change in Officers and Directors

On February 29, 2012, the Board of Directors of TherapeuticsMD, Inc. (the "Company"), elected four additional individuals to serve as members of its Board of Directors, including: Samuel A. Greco, Cooper Collins, Robert V. LaPenta, Jr. and Nicholas Segal. The terms for each of our directors expire at our next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Robert G. Finizio, John C.K. Milligan IV and Brian Bernick will continue to serve as directors of the Company.

The business experience of each new director follows:

Samuel A. Greco – Director of the Company

Samuel A. Greco was elected as a Director of TherapeuticsMD on February 29, 2012. Mr. Greco has served as Chief Executive Officer of CareView Communications, Inc. since September 2007 and was elected as a member of the CareView Board of Directors in February 2009 [OTCQB: CRVW]. CareView is an information technology provider to the healthcare industry. Mr. Greco has spent over thirty years in hospital administration, beginning at an independent city hospital and progressing to Senior Vice President of Financial Operations at Columbia/HCA Healthcare Corporation, the industry's largest healthcare provider. At Columbia/HCA, Mr. Greco was responsible for the financial operations of the $28 billion company which at the time had over 300 hospitals and 125 surgery centers. While with Columbia, Mr. Greco elevated the area of Materials Management to a core competency that became a strategic advantage to Columbia, and launched Columbia's supply chain initiative, recognizing how supply cost and other costs would benefit from scale, discipline and process improvement. He has become one of the industry leaders in successfully applying these supply chain strategies, vendor partnering and logistics management to improve results and provide significant savings. Over the past ten years, Mr. Greco has used his industry experience to provide consulting services to hospital management companies to greatly improve their financial results from operations. Mr. Greco has operated in organizations ranging from 200 beds to multi-facility networks of over 2,000 beds. He was instrumental in the development of the CareView System™ and his extensive contacts and relationships within the industry have been valuable in helping CareView pursue its goals. Mr. Greco earned his B.A. in Accounting from Bryant College and is a frequent speaker at various healthcare symposiums.

Cooper C. Collins – Director of the Company

Cooper C. Collins was elected as a Director of TherapeuticsMD on February 29, 2012. Mr. Collins was appointed President, Chief Executive Officer and director of Pernix Therapeutics Holdings, Inc. ("Pernix") effective with the close of the merger between Pernix and Golf Trust of America, Inc. on March 9, 2010. Mr. Collins joined Pernix in 2002. Pernix is a specialty pharmaceutical company focused on the sales, marketing and development of branded and generic pharmaceutical products primarily for the pediatric market. He was appointed a director of Pernix in January 2007, Pernix's President in December 2007, and Pernix's Chief Executive Officer in June 2008, serving in those three capacities until the closing of the GTA merger. From December 2005 to December 2007, Mr. Collins served as Vice President of Business and Product Development of Pernix and as Pernix's Territory Manager from December 2003 to December 2005. Over Mr. Collins' tenure as an executive with Pernix, he has been responsible for increasing the overall growth, profitability and efficiency of the organization, overseeing product development and acquisitions, and managing the capital structure of Pernix. Prior to joining Pernix, Mr. Collins was employed for three years by the NFL franchise, The New Orleans Saints, in their media relations department. While on a football scholarship, Mr. Collins received a B.A. from Nicholls State University, where he later received an M.B.A.

Robert LaPenta, Jr. – Director of the Company

Robert V. LaPenta, Jr. was elected as a Director of TherapeuticsMD on February 29, 2012. Since August 2011, Mr. LaPenta has served as a Partner of Aston Capital, a private equity investment firm with a current focus on investments in the aerospace, defense, and intelligence markets. Prior to Aston, Mr. LaPenta served as Vice President of Mergers and Acquisitions and Corporate Strategy for L-1 Identity Solutions, Inc., a provider of technology, products, systems and solutions, and services that protect and secure personal identities and assets ("L-1"). From April 2007 through July 2011, Mr. LaPenta assisted L-1 senior management in identifying acquisition candidates and investments while assisting in due diligence, structuring, valuation, execution and related financing. While at L-1, he provided assessment for over 100 acquisition opportunities, assisted in the completion of six public and private transactions, and assisted in the sale of L-1 for $1.7 billion in July 2011.

Prior to L-1, Mr. LaPenta spent thirteen years as an institutional equity trader focused on healthcare sector trading for both customer and proprietary accounts. From February 2003 to March 2007, Mr. LaPenta served as Managing Director, Co-Head of Equity Trading at Banc of America Securities where he managed all capital commitment, proprietary trading and risk management within cash trading. Prior to Banc of America Securities, he served as Director or Vice President of Equity Trading with Credit Suisse First Boston, PaineWebber, Inc., and Salomon Smith Barney, Inc. Previously, as Senior Associate at Coopers & Lybrand, Mr. LaPenta assisted with auditing, consulting, due diligence, and SEC reporting. TherapeuticsMD will look to leverage Mr. LaPenta's diverse investing background, capital markets knowledge and his relationships within the financial community to assist it in expanding its market share and investment opportunities.

Mr. LaPenta is Co-Investment Manager of a $250 million family/friends/partners asset portfolio consisting of individual equities, fixed income, equity options, hedge fund strategies, private equity and alternative investments. His responsibilities include asset allocation, stock selection, manager selection and risk management. He has ownership interests in thoroughbred horse racing, breeding and pin hooking. He is an active participant and fund raiser for New York City's W. 63rd Street YMCA, Turn the Corner foundation and numerous other charities. Mr. LaPenta graduated in 1991 from Boston College with a B.A. in Accounting and Finance and is a registered CPA in the State of New York.

Nicholas Segal – Director of the Company

Nicholas Segal was elected as a Director of TherapeuticsMD on February 29, 2012. Since June 2007, Mr. Segal has served as a director of Seavest Capital Partners ("Seavest"), a private investment company that invests in early and growth-stage companies primarily in the education, healthcare, consumer technology and media sectors.  Representing investments of Seavest, Mr. Segal previously served on the board of VitaMedMD, LLC, prior to its acquisition by TherapeuticsMD. Mr. Segal serves on the board of directors of TireVan Corporation, a private company specializing in online tire sales and installation directly to the consumer. He also serves as an observer to the board of directors of Tout, a private company with a new social media platform, and Autonet Mobile, a private company specializing in the first Internet-based service platform for the automotive transportation market. Mr. Segal founded and currently serves as Chief Executive Officer of Polar Generation, LLC, an early-stage consumer products company. Mr. Segal has a broad base of knowledge in technologies and products directed to the consumer market. Prior to joining Seavest, from September 2004 to April 2007, Mr. Segal served as a senior analyst in the Finance and Business Development group at ESPN.  He graduated with a B.A. from Duke University in 2004.

Currently, and for the past ten years, none of our newly named directors have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Approval of Committee Charters and Committee Appointments

On February 29, 2012, the Company's Board of Directors (i) approved charters for each of the Audit Committee, Compensation Committee and Corporate Governance Committee, (ii) appointed members to each committee and (iii) named a Chair of each committee.

Audit Committee

The purpose of the Audit Committee is to assist the Company's Board of Directors with oversight of (i) the quality and integrity of the Company's financial statements and its related internal controls over financial reporting, (ii) the Company's compliance with legal and regulatory compliance, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's independent auditors. The Audit Committee's primary function is to provide advice with respect to the Company's financial matters and to assist the Company's Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance. (See Audit Committee Charter, Exhibit 10.00, which exhibit is incorporated herein by reference.)

Members of the Audit Committee include Robert V. Lapenta, Jr., Samuel A. Greco and Nicholas Segal. Mr. LaPenta, Jr. will serve as Chair.

Compensation Committee

The primary purpose of the Company's Compensation Committee is to oversee the policies of the Company relating to compensation of the Company's executives and make recommendations to the Board, as appropriate, with respect to such policies. The goal of such policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. (See Compensation Committee Charter, Exhibit 10.01, which exhibit is incorporated herein by reference.)

Members of the Compensation Committee include Cooper Collins, Robert G. Finizio and Nicholas Segal. Mr. Collins will serve as Chair.

Corporate Governance Committee

The purpose of the Company's Corporate Governance Committee is to (i) identify, review and recommend to the Board qualified candidates for membership on the Company's Board of Directors and the committees of the Board and (ii) develop and recommend to the Board corporate governance principles and other corporate governance policies and otherwise perform a leadership role in shaping the Company's corporate governance. (See Corporate Governance Charter, Exhibit 10.02, which exhibit is incorporated herein by reference.)

Members of the Corporate Governance Committee include John C.K. Milligan, IV, Brian Bernick and Robert LaPenta, Jr. Mr. Milligan will serve as Chair.

Section 9 – Financial Statements and Exhibits

Item 9.01 (d) Exhibits:

Exh. No.	Date	Document

10.0	February 29, 2012	Audit Committee Charter*
10.1	February 29, 2012	Compensation Committee Charter*
10.2	February 29, 2012	Corporate Governance Committee Charter*

____________________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012	THERAPEUTICSMD, INC.

	By:	/s/ Robert G. Finizio
Robert G. Finizio, Chief Executive Officer